UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2018

Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

Registrant’s telephone number, including area code (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2018, Runway Growth Credit Fund Inc. (the “Company”) entered into (i) a First Amendment to Demand Loan Agreement (the “Demand Loan Amendment”) and (ii) a First Amendment to Revolving Loan Agreement (the “Revolving Loan Amendment,” and together with the Demand Loan Amendment, the “Amendments”) with CIBC Bank USA. The Demand Loan Amendment amends the Company’s Demand Loan Agreement dated as of June 22, 2018 (the “Demand Loan Agreement”). The Revolving Loan Amendment amends the Company’s Revolving Loan Agreement dated as of June 22, 2018 (the “Revolving Loan Agreement,” and together with the Demand Loan Agreement, the “Credit Facilities”).

The Amendments amend the Credit Facilities to, among other things, (i) increase the maximum principal amount of available borrowings under each Credit Facility from $17.5 million to $30 million  (increasing the combined maximum principal amount under the Credit Facilities from $35 million to $60 million), subject in each case to availability under the borrowing base, which is based on unused capital commitments, and (ii) extend the maturity date of each Credit Facility from June 21, 2019 to September 19, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Demand Loan Agreement, dated as of September 24, 2018, by and between the Company, as borrower, and CIBC Bank USA.

10.2	First Amendment to Revolving Loan Agreement, dated as of September 24, 2018, by and between the Company, as borrower, and CIBC Bank USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUNWAY GROWTH CREDIT FUND INC.

Date: September 26, 2018
	By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman
Title: Chief Financial Officer, Treasurer and Secretary